Schedule 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

	Filed by the Registrant ☑	Filed by a party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement – 2020 Annual Meeting of Stockholders
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NATURAL HEALTH TRENDS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATURAL HEALTH TRENDS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2020

To the Stockholders of Natural Health Trends Corp.:

The 2020 annual meeting of stockholders of Natural Health Trends Corp. (the “Company”) will be held on May 14, 2020, beginning at 9:00 a.m. local time, at The Ritz-Carlton, Rancho Mirage, 68900 Frank Sinatra Drive, Rancho Mirage, CA 92270. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

•	Election of five (5) directors to the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders

•	Ratification of the appointment of Marcum LLP as independent registered public accounting firm for the Company for fiscal year ending December 31, 2020

•	Approval and adoption of the amendment to the Company’s certificate of incorporation to provide that directors are removable with or without cause

All holders of record of shares of the Company’s common stock at the close of business on March 18, 2020 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

We are using Securities and Exchange Commission rules that allow the Company to furnish proxy materials on the Internet to stockholders of the Company. Consequently, stockholders will not automatically receive paper copies of our proxy materials. We are instead sending to stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and Annual Report on Form 10-K, and for voting via the Internet. The electronic delivery of our proxy materials will reduce our printing and mailing costs and any environmental impact.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of our proxy materials, including our Annual Report on Form 10-K, proxy statement and a proxy card, free of charge.

We currently intend to hold our annual meeting in person. However, we are monitoring the coronavirus (COVID-19) outbreak and related precautions, and it may become necessary or advisable to change the date, time, location and/or means of holding the annual meeting (including by means of remote communication). Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

By Order Of The Board Of Directors,
/s/ Timothy S. Davidson
April 2, 2020	Timothy S. Davidson Chief Financial Officer, Senior Vice President and Corporate Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE EXERCISE YOUR VOTING RIGHTS. THE PROXY STATEMENT IS FIRST BEING SENT OR GIVEN TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT APRIL 2, 2020.

TABLE OF CONTENTS

Page
ABOUT THE MEETING	1
What is the purpose of the meeting?	1
Who is entitled to vote at the meeting?	1
What are the voting rights of the holders of the Company’s common stock?	1
Who can attend the meeting and where is it being held?	1
Why did I initially receive a Notice of Internet Availability regarding proxy materials instead of a full set of proxy materials?	1
How can I elect the manner in which I will receive proxy materials in the future?	1
How do I vote?	2
How may my broker, bank or other agent vote my shares if I fail to provide timely directions?	2
Can I change my vote or revoke my proxy?	2
What constitutes a quorum?	2
What are the Board of Directors’ recommendations?	3
What vote is required to approve each item?	3
What types of expenses will the Company incur?	3

STOCK OWNERSHIP	4
Who are the owners of the Company’s stock?	4
Were there any delinquent Section 16(a) reports during 2019?	5

GOVERNANCE OF THE COMPANY	5
Who are the current members of the Board of Directors and on which committees do they serve?	5
Who is the Chairman of the Board of Directors?	5
Which directors are considered independent?	5
How often did the Board of Directors meet during fiscal 2019?	6
What is the role of the Board of Directors’ Audit, Compensation and Nominating and Corporate Governance Committees?	6
What is the Board of Directors’ role in risk oversight?	7
How are directors compensated?	7
How do stockholders communicate with the Board of Directors?	8
Are Company employees or directors permitted to engage in hedging transactions?	8
Does the Company have a Code of Ethics?	8
Certain Relationships and Related Transactions—What related party transactions requiring disclosure involved directors, executive officers or significant stockholders?	8

INFORMATION ABOUT EXECUTIVE OFFICERS	9

REPORT OF THE AUDIT COMMITTEE	10

EQUITY COMPENSATION PLAN INFORMATION	11

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS	11
Summary Named Executive Officer Compensation Information	11
Named Executive Officer Compensation Arrangements	12

Outstanding Equity Awards at December 31, 2019	14
Severance and Post-Termination Payment Arrangements	15
Director Compensation	16

ITEM ONE: ELECTION OF DIRECTORS	17
Biographical Summaries of Nominees for the Board of Directors	17

ITEM TWO: RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2020	19
Audit and Other Professional Fees	19
Pre-approval Policies and Procedures for Audit and Non-Audit Services	19

ITEM THREE: APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS ARE REMOVABLE WITH OR WITHOUT CAUSE	20
Introduction and Reasons for Amendment	20
Description of Amendment	20
Effects of Stockholder Approval of Proposed Amendment	20

OTHER MATTERS	22

ADDITIONAL INFORMATION	22
Stockholder Proposals for the 2021 Annual Meeting of Stockholders	22

HOUSEHOLDING INFORMATION	22

NATURAL HEALTH TRENDS CORP.

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Natural Health Trends Corp. (“the Company”) to be held on May 14, 2020 beginning at 9:00 a.m. local time, at The Ritz-Carlton, Rancho Mirage, 68900 Frank Sinatra Drive, Rancho Mirage, CA 92270, and at any postponements or adjournments thereof. This proxy statement is first being made available to stockholders on or about April 2, 2020.

ABOUT THE MEETING

What is the purpose of the meeting?

At the annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders included with this proxy statement.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 18, 2020, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of the Company’s common stock?

Each outstanding share of the Company’s common stock will be entitled to one vote on each matter considered at the meeting. Cumulative voting in the election of directors is prohibited by the Company’s certificate of incorporation.

Who can attend the meeting and where is it being held?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. The meeting is being held at the location identified above. To obtain directions to attend the meeting in person, please contact the Company at +852-3107-0800.

We currently intend to hold our annual meeting in person. However, we are monitoring the coronavirus (COVID-19) outbreak and related precautions, and it may become necessary or advisable to change the date, time, location and/or means of holding the annual meeting (including by means of remote communication). Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

Why did I initially receive a Notice of Internet Availability regarding proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet to our stockholders. Accordingly, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) was or will be sent to many of our stockholders providing notice of the annual meeting and enabling stockholders to access our proxy materials on the website referred to in the Notice of Internet Availability or request to receive free of charge a printed set of the proxy materials, including the Notice of Annual Meeting, our 2019 Annual Report on Form 10-K, this proxy statement and a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice of Internet Availability. Those stockholders that previously requested to receive our proxy materials in printed or electronic form will receive such proxy materials in lieu of the Notice of Internet Availability.

How can I elect the manner in which I will receive proxy materials in the future?

All stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability or proxy materials. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and any environmental impact.

How do I vote?

By Mail:	If you complete and properly sign the accompanying form of proxy card and return it to the indicated address, it will be voted as you direct.

In Person:
If you are a registered stockholder and attend the meeting, you may vote in person at the meeting. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid legal proxy from your broker, bank or other agent to vote in person at the meeting.

Via Internet:	Log on to http://www.proxyvote.com and follow the on-screen instructions.

Note:    Please also refer to the specific instructions set forth in the Notice of Internet Availability or, if you requested to receive our proxy materials in printed or electronic form, in the proxy materials.

How may my broker, bank or other agent vote my shares if I fail to provide timely directions?

Brokers, banks or other agents holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other agent will have discretion to vote your shares on the “routine” matters to be voted upon at the meeting — the proposal to ratify the appointment of Marcum LLP (Item Two) and the proposal to amend the Company’s certificate of incorporation (Item Three). Your broker may not have discretion to vote on the election of directors (Item One) absent direction from you.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy. If you are a registered stockholder, you may revoke your proxy in any one of four ways.

•
You may send a written notice that you are revoking your proxy to the Company's Corporate Secretary at the Company’s principal executive offices located at Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong, Attention: Timothy S. Davidson.

•	You may timely grant another proxy via the Internet.

•	You may submit another properly completed proxy card with a later date.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy, whether submitted by proxy card, via the Internet or in person, is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock outstanding on the record date will constitute a quorum, permitting the stockholders to act upon the matters outlined in the Notice of Annual Meeting of Stockholders. As of the record date, 11,422,539 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 5,711,270 shares of common stock will be required to establish a quorum.

A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. See above under the caption “How may my broker, bank or other agent vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

What are the Board of Directors’ recommendations?

Unless you give other instructions on your returned proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

•	for election of the nominated slate of Directors (see Item One)

•	for ratification of the appointment of Marcum LLP as independent registered public accounting firm for the Company for fiscal year ending December 31, 2020 (see Item Two)

•	for approval and adoption of the amendment to the Company’s certificate of incorporation to provide that directors are removable with or without cause (see Item Three).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the meeting (Item One). You may vote “for” or “withhold” on each of the nominees for election as a director. Any shares not voted “for” a particular nominee (whether as a result of “withhold” votes or broker non-votes) will not be counted in such nominee’s favor and will have no direct effect on the outcome of the election.

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of Marcum LLP as independent registered public accounting firm for the Company for fiscal year ending December 31, 2020 (Item Two), the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the meeting will be required for approval. You may vote “for,” “against” or “abstain” on this proposal. Abstentions and broker non-votes (to the extent applicable) are not considered “votes cast” on this item, and thus will not affect the outcome of the vote for this item.

Approval and Adoption of Amendment to the Company’s Certificate of Incorporation. For the approval and adoption of the amendment to the Company’s certificate of incorporation to provide that directors are removable with or without cause (Item Three), the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock will be required. You may vote “for,” “against” or “abstain” on this proposal. Abstentions and broker non-votes (to the extent applicable) will have the effect of negative votes for such proposal.

What types of expenses will the Company incur?

The expense of preparing, printing and mailing proxy materials and the Notice of Internet Availability, as well as all expenses of soliciting proxies, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interaction, telephone, telegraph or facsimile transmission. The Company may elect to engage a proxy solicitation firm to solicit stockholders to vote or grant a proxy with respect to the proposals contained in this proxy statement. The Company will request brokers, banks, nominees, custodians, fiduciaries and other agents to forward proxy materials to the beneficial owners of shares of common stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

STOCK OWNERSHIP

Who are the owners of the Company’s stock?

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of March 18, 2020 by (i) each stockholder known to us to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each director or director nominee, (iii) each of the Company’s named executive officers and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)
Executive Officers and Directors:
Chris T. Sharng	886,645	(3)	7.8%
Timothy S. Davidson	391,100	(4)	3.4%
George K. Broady	690,099	(5)	6.0%
Yiu T. Chan	—		—
Kin Y. Chung	3,058		*
Randall A. Mason	252,733	(6)	2.2%
All executive officers and directors as a group (6 persons)	2,223,635	(7)	19.5%
Non-Executive Stockholders Beneficially Owning 5% or More
The Jane Eleanor Broady Irrevocable Trust	2,245,128	(8)	19.7%
Renaissance Technologies LLC	891,017	(9)	7.8%
_______________________

*	Less than 1% of the Company’s outstanding common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Natural Health Trends Corp., Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong.

(2)
Any securities not outstanding that are subject to conversion privileges exercisable within 60 days of March 18, 2020 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person in accordance with Item 403 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and Rules 13(d)-3 of the Exchange Act, and based upon 11,422,539 shares of common stock outstanding as of March 18, 2020.

(3)	Includes 307,015 shares of restricted stock subject to vesting.

(4)	Includes 119,493 shares of restricted stock subject to vesting.

(5)
All shares of stock are held by the George K. Broady 2012 Irrevocable Trust, of which Mr. Broady is the trustee and a beneficiary. The George K. Broady 2012 Irrevocable Trust pledged 570,390 shares to secure a line of credit.

(6)	Includes (i) 23,899 shares owned by Marden Rehabilitation Associates, Inc., an entity controlled by Mr. Mason.

(7)	Includes 426,508 shares of restricted stock subject to vesting.

(8)
Jane Eleanor Broady, the spouse of George K. Broady, is a beneficiary of The Jane Eleanor Broady 2012 Irrevocable Trust. The Jane Eleanor Broady 2012 Irrevocable Trust pledged 2,129,610 shares to secure a line of credit.

(9)
The information regarding the beneficial ownership of Renaissance Technologies LLC (“RTC”) is based on the Schedule 13G filed jointly with Renaissance Technologies Holdings Corporation (“RTHC”) with the Securities and Exchange Commission on February 13, 2020. According to this Schedule 13G, RTHC owns a majority of RTC and therefore each of RTC and RTHC is deemed to have sole voting and dispositive power over all 891,017 common shares. The address for each of RTC and RTHC is 800 Third Avenue, New York, New York 10022.

Were there any delinquent Section 16(a) reports during 2019?

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company’s knowledge, based solely on its review of electronic filings with the Securities and Exchange Commission and any written representations received by the Company from persons required to make filings under Section 16(a), all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board of Directors and on which committees do they serve?

The members of the Board of Directors on the date of this proxy statement and the committees of the Board of Directors on which they serve are identified below.

Director	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
George K. Broady	81	—	—	—
Yiu T. Chan	53	M	C	M
Kin Y. Chung	80	M	M	M
Randall A. Mason	61	C	—	C
Chris T. Sharng	56	—	—	—

M = Member
C = Chair

Who is the Chairman of the Board of Directors?

Mr. Mason has served as Chairman of the Board of Directors since March 2006. The Chairman of the Board of Directors organizes the work of the Board of Directors and ensures that the Board of Directors has access to sufficient information to enable the Board of Directors to carry out its functions, including monitoring the Company’s performance and the performance of management. In carrying out this role, the Chairman, among other things, presides over all meetings of the Board of Directors, establishes the annual agenda of the Board of Directors, established the agendas of each meeting in consultation with the President, and oversees the distribution of information to directors.

Which directors are considered independent?

The Board of Directors has adopted the requirements in Nasdaq Marketplace Rule 5605(a)(2) as its standard in determining the “independence” of members of its Board of Directors. The Board of Directors has determined that each of the following individuals who are nominated for election as a director qualifies as an “independent director” under this standard:

Yiu T. Chan
Kin Y. Chung
Randall A. Mason

Subject to applicable exemptions, the Company applies the foregoing Nasdaq standard for determining the “independence” of each member of its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors has determined that all of the members of each such Committee qualifies as “independent.” Further, the Board of Directors has separately determined that each member of the Audit Committee meets the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act, as required for service on the Audit Committee.

How often did the Board of Directors meet during fiscal 2019?

The Board of Directors met or acted by unanimous written consent a total of 14 times during the fiscal year ended December 31, 2019, and each director attended at least seventy-five percent (75%) of these meetings. As described below, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each met or acted by unanimous written consent a number of times during the fiscal year ended December 31, 2019. During such fiscal year, a special committee of the Board of Directors comprised solely of the Company’s independent directors met seven times; this special committee has since been dissolved.

What is the role of the Board of Directors’ Audit, Compensation, and Nominating and Corporate Governance Committees?

Audit Committee. Mr. Mason serves as Chairman of the Audit Committee, and Messrs. Chan and Chung also serve as members of the Audit Committee. The Board of Directors has determined that each of Messrs. Mason, Chan and Chung is independent and satisfies the other criteria set forth in the Nasdaq Marketplace Rules for service on the Audit Committee. The Board of Directors has also determined that each of Messrs. Mason and Chan meets the Securities and Exchange Commission criteria of an “audit committee financial expert” and that each also meets the requirements of Nasdaq Marketplace Rule 5605 relating to financial oversight responsibility. The Audit Committee is required to meet in person or telephonically at least four times a year. The Audit Committee met or acted by unanimous written consent a total of seven times during the fiscal year ended December 31, 2019.

The functions of the Audit Committee are set forth in the Audit Committee Charter as approved by the Board of Directors and as posted on our website at www.naturalhealthtrendscorp.com. In general, these responsibilities include meeting with the internal financial staff of the Company and the independent registered public accounting firm engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and (iv) the internal controls employed by the Company. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee’s findings and recommendations are reported to management and the Board of Directors for appropriate action.

Compensation Committee. The Compensation Committee operates pursuant to a charter approved by the Board of Directors, a copy of which is posted on our website at www.naturalhealthtrendscorp.com. The members of our Compensation Committee are Yiu T. Chan and Kin Y. Chung, with Mr. Chan serving as Chairman of the Compensation Committee. Each of the members of the Compensation Committee qualifies as an “independent director” within the meaning of the Nasdaq Marketplace Rules. The Compensation Committee is charged with responsibility to oversee our compensation policies and programs, including developing compensation, providing oversight of the implementation of the policies, and specifically addressing the compensation of our executive officers and directors, including the negotiation of employment agreements with executive officers. The Compensation Committee is not authorized to delegate to another body or person any of its responsibilities (other than to a subcommittee of the Compensation Committee), although it may seek compensation-related input from the Company’s management, other directors, consultants and other third parties. The Compensation Committee considers all elements of executive compensation together and utilizes the members’ experience and judgment in determining the total compensation opportunity and mix of compensation elements appropriate for each executive officer in light of the Company’s compensation objectives. The Compensation Committee periodically consults with our President, who makes recommendations to the Compensation Committee regarding compensation of our key employees, including that of our executive officers. Our President makes recommendations to the Compensation Committee regarding base salaries, and may recommend that the incentive compensation otherwise payable to an employee under the Company’s Sales Incentive Plan, Annual Incentive Plan or 2014 Long-Term Incentive Plan be increased or decreased. Notwithstanding the President’s participation in some of the Compensation Committee’s activities, all compensation determinations are made by the Compensation Committee. The Compensation Committee also annually evaluates compensation to be awarded to each of its non-employee directors, with a focus on monthly cash retainer payment arrangements, as well as whether annual performance justifies the award of discretionary cash or equity bonuses. The Compensation Committee met or acted by unanimous written consent a total of seven times during the fiscal year ended December 31, 2019.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.naturalhealthtrendscorp.com. The members of the Nominating Committee are Randall A. Mason, Yiu T. Chan and Kin Y. Chung, with Mr. Mason serving as Chairman of the Nominating Committee. Each of the members of the Nominating Committee qualifies as an “independent director” within the meaning of the Nasdaq Marketplace Rules. The Nominating Committee considers and makes recommendations to the Board of Directors with respect to the size and composition of the Board of Directors and identifies potential candidates to serve as directors. The Nominating Committee identifies candidates to the Board of Directors by introduction from management, members of the Board of Directors, employees or other sources and stockholders that satisfy the Company’s policy and Bylaw provisions regarding stockholder recommended candidates. The Nominating Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. The Nominating Committee met or acted by unanimous written consent one time during the fiscal year ended December 31, 2019.

A stockholder wishing to nominate an individual for election to the Board of Directors or to otherwise submit a candidate for consideration by the Nominating Committee must comply with the advance notice provisions set forth in our Bylaws, which are generally described in this proxy statement under the caption “Additional Information—Stockholder Proposals for the 2021 Annual Meeting of Stockholders.” These provisions require the timely submission of information concerning the nominee or candidate, as well as information as to the stockholder’s ownership of our common stock.

In considering Board of Director candidates, the Nominating Committee takes into consideration the Company’s “New Director Candidates” factors (as set forth in the charter of the Nominating Committee), the Company’s policy regarding stockholder-recommended director candidates as set forth above, selection criteria recommended by stockholders, and all other factors that they deem appropriate, including, but not limited to, the individual’s judgment, skill, integrity, and experience with businesses and other organizations of comparable size, industry knowledge, the interplay of the candidates experience with the experience of the existing members of the Board of Directors, the number of other public and private company boards on which the candidate serves and diversity, of age, gender, ethnicity, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company to maintain a balance of knowledge, experience, background, and capability. At this time, the Nominating Committee does not have a specific process for assessing the effectiveness of its consideration of diversity in director candidates, but believes that the diversity reflected in the composition of its Board of Directors is appropriate given the nature of the Company’s business. For each new or vacant position on the Board of Directors, the charter of the Nominating Committee provides that the Nominating Committee shall ensure that a diverse slate of candidates is identified and evaluated. In evaluating whether an incumbent director should be nominated for re-election to the Board of Directors, the Nominating Committee takes into consideration the same factors established for other director candidates and also takes into account the incumbent director’s performance as a member of the Board of Directors.

To date, the Nominating Committee has not received a candidate recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of the Company’s common stock.

What is the Board of Directors’ role in risk oversight?

Our Board of Directors has responsibility for the oversight of risks that could affect the Company. This oversight is conducted primarily through the Board of Directors with respect to significant matters, including the strategic direction of the Company, and by the various committees of the Board of Directors in accordance with their charters. The Board of Directors continually works, with the input of its committees and of the Company’s management to assess and analyze the most likely areas of future risk for the Company. Directors also have complete and open access to all of our employees and are free to, and do, communicate directly with our management. In addition to our formal compliance efforts, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

How are directors compensated?

Our employee director did not receive compensation for his service as director. Information with respect to the compensation of the non-employee members of our Board of Directors is set forth below under the caption “Compensation of Named Executive Officers and Directors—Director Compensation.”

How do stockholders communicate with the Board of Directors?

Stockholders or other interested parties wishing to communicate with the Board of Directors, the independent directors as a group, or any individual director may do so in writing by sending an e-mail to compliance@nhtglobal.com, or by mail to Natural Health Trends Corp. at the address of its headquarters (Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong, Attention: Timothy S. Davidson). Complaints or concerns that appear to involve Mr. Davidson may be directed to the Chairman of the Audit Committee at audit.chair@nhtglobal.com. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters, and concerns regarding questionable accounting or auditing matters are referred to the Chairman of the Audit Committee. Alternatively, any such complaints or concerns may be submitted anonymously at www.lighthouse-services.com/nhtglobal. Other Board communications are referred to the Chairman of the Board of Directors, provided that advertisements, solicitations for periodical or other subscriptions, and similar communications generally are not forwarded. The Company held an annual stockholders meeting on June 19, 2019, and the Company does not, at this time, have a policy regarding director attendance at annual stockholder meetings.

Are Company employees or directors permitted to engage in hedging transactions?

No. The Company’s Insider Trading Policy prohibits employees and directors from entering into hedging transactions or similar arrangements with respect to the Company’s stock.

Does the Company have a Code of Ethics?

The Company has a Worldwide Code of Business Conduct (the “Code”) that applies to our employees, officers (including our principal executive officer and principal financial officer) and directors. The Code is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations, and honest and ethical conduct. The Code covers many areas of professional conduct, including conflicts of interest, financial reporting and disclosure, protection of Company assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Code without fear of retaliation. The Company has made the Code available on its website at https://ir.naturalhealthtrendscorp.com/governance-docs. Waiver of any provision of the Code for executive officers and directors may only be granted by the Board of Directors and any such waiver or any modification of the Code relating to such individuals will be disclosed by the Company on its website at https://ir.naturalhealthtrendscorp.com.

Certain Relationships and Related Transactions—What related party transactions requiring disclosure involved directors, executive officers or significant stockholders?

In February 2013, the Company entered into a Royalty Agreement and License for the manufacture and sale of a product called ReStor™ with Broady Health Sciences, L.L.C. (“BHS”), a company owned by George K. Broady (a director of the Company). Under this agreement (as amended), the Company pays BHS a price per unit royalty in return for the right to manufacture (or have manufactured), market, import, export and sell this product worldwide by or through multi-level marketing or network marketing. The Company recognized royalties of $96,000 and $327,000 during 2019 and 2018, respectively, under this agreement. The Company is not required to purchase any product under the agreement, and the agreement may be terminated under certain circumstances with no notice. An amendment to the agreement on March 20, 2020 extends the term for an additional five years to March 31, 2025, after which it shall be automatically renewed for successive one-year terms unless notice is given at least 90 days in advance of the expiration of the then-current term.

On May 17, 2019, the Company entered into a Stock Repurchase Agreement with The George K. Broady 2012 Irrevocable Trust (“Broady Trust”). Mr. Broady is the trustee and a beneficiary of the Broady Trust. The Stock Repurchase Agreement, which the Company and the Broady Trust entered into in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, provided for the Company’s purchase of common stock from the Broady Trust in off-the-market, private transactions at a rate of 0.4105 times the number of shares purchased by the Company’s broker in the open market as part of a stock repurchase program authorized by the Company’s Board of Directors on May 16, 2019. The Company’s purchases from the Broady Trust concluded on May 31, 2019, were completed at a per share purchase price equal to the weighted average price per share paid by the Company’s broker in its open-market purchases, and resulted in the purchase of 178,324 shares of common stock for an aggregate purchase price of $1.9 million.

INFORMATION ABOUT EXECUTIVE OFFICERS

Certain information concerning executive officers of the Company is set forth below:

Name	Age	Position(s) with the Company
Chris T. Sharng	56	President
Timothy S. Davidson	49	Chief Financial Officer, Senior Vice President and Corporate Secretary

Chris T. Sharng. Mr. Sharng has served as President of the Company since February 2007, and as a director since March 2012. He served as Executive Vice President and Chief Financial Officer of the Company from August 2004 to February 2007. Mr. Sharng also performed the functions of the principal executive officer of the Company from April 2006 to August 2006. From March 2006 to August 2006, Mr. Sharng served as a member of the Company’s Executive Management Committee, which was charged with managing the Company’s day-to-day operations while a search was conducted for a new chief executive officer for the Company. From March 2004 through July 2004, Mr. Sharng was the Chief Financial Officer of NorthPole Limited, a privately held Hong Kong-based manufacturer and distributor of outdoor recreational equipment. From October 2000 through February 2004, Mr. Sharng was the Senior Vice President and Chief Financial Officer of Ultrak Inc., which changed its name to American Building Control Inc. in 2002, a Texas-based, publicly traded company listed on The NASDAQ Stock Market that designed and manufactured security systems and products. From March 1989 through July 2000, Mr. Sharng worked at Mattel, Inc., most recently as the Vice President of International Finance. Mr. Sharng has an MBA from Columbia University and received his bachelor degree from National Taiwan University.

Timothy S. Davidson. Mr. Davidson has served as the Company’s Chief Financial Officer and Senior Vice President since February 2007, and as the Company’s Corporate Secretary since January 2014. He previously served as the Company’s Chief Accounting Officer from September 2004 to February 2007. From March 2001 to September 2004, Mr. Davidson was Corporate Controller for a telecommunications company, Celion Networks, Inc., located in Richardson, Texas. From February 2000 to February 2001, Mr. Davidson was Manager of Financial Reporting for another Dallas-based telecommunications company, IP Communications, Inc. From December 1994 through January 2000, Mr. Davidson was employed by Arthur Andersen, LLP, most recently as an Audit Manager. Mr. Davidson has a master degree in professional accounting from the University of Texas at Austin and received his bachelor degree from Texas A&M University at Commerce.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.

We have reviewed and discussed the consolidated financial statements of the Company set forth at Item 8 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with management of the Company and Marcum LLP (“Marcum”).

We have discussed with Marcum the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

We have received the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and have also discussed with Marcum that firm’s independence. The Audit Committee has concluded that Marcum’s services provided to the Company are compatible with Marcum’s independence.

Based on our review and discussions with management of the Company and Marcum referred to above, we recommended to the Board of Directors that the consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America; that is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements.

Members of the Audit Committee of the Board of Directors

Randall A. Mason (Chairman)
Yiu T. Chan
Kin Y. Chung

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding all compensation plans under which the Company's equity securities were authorized for issuance as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	$—	1,219,583
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	1,219,583

The foregoing securities remaining available for issuance were reserved under the Company's 2016 Equity Incentive Plan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Named Executive Officer Compensation Information

The following table provides information concerning the compensation for the years ended December 31, 2019 and 2018 of our principal executive officer and one other executive officer (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Chris T. Sharng, President	2019	1,000,000	—		393,444	(3)	1,393,444
	2018	1,000,000	125,000	(1)	414,801	(4)	1,539,801
Timothy S. Davidson, Chief Financial Officer, Senior Vice President and Corporate Secretary	2019	350,000	—		170,863	(5)	520,863
	2018	350,000	200,000	(2)	165,424	(6)	715,424
_______________________

(1)
Represents the amount earned under the Company's Annual Incentive Plan (the “Annual Plan”). No amount was earned under the Company's 2014 Long-Term Incentive Plan (the “Long-Term Plan”). See Named Executive Officer Compensation Arrangements below for information regarding payment terms specific to each plan.

(2)
Represents $125,000 earned under the Long-Term Plan and $75,000 earned under the Annual Plan. Of the amount earned under the Long-Term Plan, $93,750 was awarded in the form of cash and $31,250 was awarded in the form of shares of restricted stock. See Named Executive Officer Compensation Arrangements below for information regarding payment terms specific to each plan.

(3)	Represents $12,600 in employer matching contributions under the Company’s defined contribution plan and $380,844 in tax gross-up payments.

(4)	Represents $12,375 in employer matching contributions under the Company’s defined contribution plan and $402,426 in tax gross-up payments.

(5)	Represents $12,600 in employer matching contributions under the Company’s defined contribution plan and $158,263 in tax gross-up payments.

(6)	Represents $12,375 in employer matching contributions under the Company’s defined contribution plan and $153,049 in tax gross-up payments.

Named Executive Officer Compensation Arrangements

Chris T. Sharng. The Company is a party to an employment agreement with Mr. Sharng that provides for a base annual salary and also entitles Mr. Sharng to participate in our incentive plans (including our equity incentive plan) and other standard U.S. employee benefit programs. Mr. Sharng’s base annual salary was raised to $1,000,000 effective January 1, 2016. While neither Mr. Sharng nor any other Company employee was designated by the Compensation Committee to participate in the Annual Plan in 2019, Mr. Sharng did participate in the Annual Plan in 2018. In 2018, Mr. Sharng was eligible to receive awards under the Annual Plan based on the extent to which the Company achieved Net Sales and “Adjusted EBITDA” performance goals set by the Compensation Committee at the outset of the year, along with several key metrics established by the Compensation Committee that specifically applied to Mr. Sharng; for purposes of the Annual Plan (and the Long-Term Plan described below), the Company defines “Adjusted EBITDA” as net income before interest, taxes, depreciation expense, amortization expense, and incentive compensation expense. The individual metrics included the amount of Mr. Sharng’s annual salary compared to that of other participants in the Annual Plan, as well as “performance goal weightings” that were designed to incentivize Mr. Sharng to achieve each performance goal to varying degrees. For example, in 2018 the Compensation Committee established for Mr. Sharng a performance goal weighting of 75% for achievement of the Net Sales performance goal and 25% for achievement of the Adjusted EBITDA performance goal, as it sought to place relatively greater emphasis on incentivizing Mr. Sharng to achieve the Net Sales performance goal. The Company achieved 80% of the Net Sales performance goal and 68% of the Adjusted EBITDA performance goal in 2018. Accordingly, and after determining in its discretion to reduce the amount otherwise payable to Mr. Sharng under the Annual Plan, the Compensation Committee awarded Mr. Sharng $125,000 in 2018. Awards under the Annual Plan are paid in the year following the conclusion of the annual performance period to which the award relates (the “Distribution Year”), with one-third of the total award payable in a single lump sum no later than the last day of February of the Distribution Year, and the remainder paid in equal installments over the remainder of the Distribution Year in accordance with the Company’s applicable local payroll practices.

Neither Mr. Sharng nor any other Company employee was designated by the Compensation Committee to participate in the Long-Term Plan in 2019. However, he did participate in the Long-Term Plan in 2018 and was eligible to earn awards under the Long-Term Plan based on the extent to which the Company achieved an Adjusted EBITDA performance goal set by the Compensation Committee at the outset of the year, as well as a metric based in part on the amount of Mr. Sharng’s annual salary relative to that of other Long-Term Plan participants. The Company achieved 68% of the Adjusted EBITDA performance goal under the Long-Term Plan in 2018, but the Compensation Committee determined in its discretion to reduce the amount otherwise payable to Mr. Sharng, and did not make an award to Mr. Sharng under the Long-Term Plan in 2018. The Long-Term Plan generally provides that fifty percent of the cash incentive compensation awarded is paid in 35 equal consecutive monthly installments commencing no later than the last day of February of the year following the conclusion of the annual performance period to which the award relates, and the remaining 50% of the cash incentive compensation is paid in 35 consecutive monthly installments commencing in February 2021 and ending in December 2023. The portion of the incentive compensation awarded in the form of shares of restricted stock is made in a single grant no later than the last day of February of the year immediately following the conclusion of the annual performance period to which the award relates, with the number of shares issued being determined based upon the market price of the Company’s common stock on the date of grant. The shares of restricted stock are subject to quarterly vesting over the three-year period following the date of grant. Except in some limited circumstances, cash awards under the Annual Plan and Long-Term Plan, as well as vesting of the foregoing restricted stock awards, are subject to Mr. Sharng continuing to provide services to the Company.

Notwithstanding the foregoing generally applicable terms of the Long-Term Plan, on August 9, 2019 (the “2019 Amendment Date”) the Compensation Committee amended the Long-Term Plan (the “2019 Amendment”) to provide that all unpaid cash benefits earned by then-employed participants under the Long-Term Plan with respect to performance periods that concluded on or prior to December 31, 2018 shall be paid on the 2019 Amendment Date in the form of the award of shares of restricted stock, with the number of shares issued being determined based upon the market price of the Company’s common stock on the 2019 Amendment Date. The restricted stock awards were issued under the Company’s 2016 Equity Incentive Plan pursuant to an authorized form of restricted stock award agreement, which provides for vesting in quarterly increments over three years following the 2019 Amendment Date, subject to the participant’s continued employment with the Company. Pursuant to the terms of the 2019 Amendment, Mr. Sharng received 408,071 shares of restricted stock for unpaid cash benefits under the Long-Term Plan of $2.9 million. Inasmuch as the shares of restricted stock issued to Mr. Sharng in connection with the 2019 Amendment related to unpaid cash benefits already earned by him in prior years under the Long-Term Plan, the above “Summary Compensation Table” does not reflect any compensation associated with the 2019 Amendment. The terms of the 2019 Amendment do not apply to cash or other benefits earned by participants under the Long-Term Plan with respect to the performance period for the year ended December 31, 2019 or any later year.

In 2019 and 2018, Mr. Sharng also received certain gross-up payments for taxes payable in connection with restricted stock grants made to him; however, the Compensation Committee has since determined as a general policy not to make gross-up payments for income and employment taxes in the future, with respect to either past or future compensatory awards. Mr. Sharng serves on the Company’s Board of Directors, but does not receive any additional compensation for his service in that capacity.

Timothy S. Davidson. The Company is a party to an employment agreement with Mr. Davidson that provides for a base annual salary and also entitles Mr. Davidson to participate in our incentive plans (including our equity incentive plan) and other standard U.S. employee benefit programs. Mr. Davidson’s base annual salary was raised to $350,000 effective January 1, 2016. While neither Mr. Davidson nor any other Company employee was designated by the Compensation Committee to participate in the Annual Plan in 2019, Mr. Davidson did participate in the Annual Plan in 2018. In 2018, Mr. Davidson was eligible to receive awards under the Annual Plan based on the extent to which the Company achieved Net Sales and “Adjusted EBITDA” performance goals set by the Compensation Committee at the outset of the year, along with several key metrics established by the Compensation Committee that specifically applied to Mr. Davidson. The individual metrics included the amount of Mr. Davidson’s annual salary compared to that of other participants in the Annual Plan, as well as “performance goal weightings” that were designed to incentivize Mr. Davidson to achieve each performance goal to varying degrees. For example, in 2018 the Compensation Committee established for Mr. Davidson a performance goal weighting of 60% for achievement of the Net Sales performance goal and 40% for achievement of the Adjusted EBITDA performance goal, as it sought to place relatively greater emphasis on incentivizing Mr. Davidson to achieve the Adjusted EBITDA performance goal (as compared to Mr. Sharng’s performance goal weightings of 75% for achievement of the Net Sales performance goal and 25% for achievement of the Adjusted EBITDA performance goal). The Company achieved 80% of the Net Sales performance goal and 68% of the Adjusted EBITDA performance goal in 2018. Accordingly, and after determining in its discretion to reduce the amount otherwise payable to Mr. Davidson under the Annual Plan, the Compensation Committee awarded Mr. Davidson $75,000 in 2018. Awards under the Annual Plan are paid in the year following the conclusion of the annual performance period to which the award relates (the “Distribution Year”), with one-third of the total award payable in a single lump sum no later than the last day of February of the Distribution Year, and the remainder paid in equal installments over the remainder of the Distribution Year in accordance with the Company’s applicable local payroll practices.

Neither Mr. Davidson nor any other Company employee was designated by the Compensation Committee to participate in the Long-Term Plan in 2019. However, he did participate in the Long-Term Plan in 2018 and was eligible to earn awards under the Long-Term Plan based on the extent to which the Company achieved an Adjusted EBITDA performance goal set by the Compensation Committee at the outset of the year, as well as a metric based in part on the amount of Mr. Davidson’s annual salary relative to that of other Long-Term Plan participants. The Company achieved 68% of the Adjusted EBITDA performance goal under the Long-Term Plan in 2018, and the Compensation Committee, after determining in its discretion to reduce the amounts otherwise payable to Mr. Davidson under the Long-Term Plan for the year, awarded Mr. Davidson $125,000 in 2018. The Compensation Committee determined to award 75% of the incentive compensation earned by Mr. Davidson under the Long-Term Plan in 2018 in cash, and 25% in the form of shares of restricted stock. As indicated above, the Long-Term Plan generally provides that fifty percent of the cash incentive compensation awarded under the Long-Term Plan is paid in 35 equal consecutive monthly installments commencing no later than the last day of February of the year following the conclusion of the annual performance period to which the award relates, and the remaining 50% of the cash incentive compensation is paid in 35 consecutive monthly installments commencing in February 2021 and ending in December 2023. The portion of the incentive compensation awarded in the form of shares of restricted stock is made in a single grant no later than the last day of February of the year immediately following the conclusion of the annual performance period to which the award relates, with the number of shares issued being determined based upon the market price of the Company’s common stock on the date of grant. The shares of restricted stock are subject to quarterly vesting over the three-year period following the date of grant. Except in some limited circumstances, cash awards under the Annual Plan and Long-Term Plan, as well as vesting of the foregoing restricted stock awards, are subject to Mr. Davidson continuing to provide services to the Company.

Notwithstanding the foregoing generally applicable terms of the Long-Term Plan and as described above, on the 2019 Amendment Date the Compensation Committee amended the Long-Term Plan pursuant to the terms of the 2019 Amendment. The 2019 Amendment provides that all unpaid cash benefits earned by then-employed participants under the Long-Term Plan with respect to performance periods that concluded on or prior to December 31, 2018 shall be paid on the 2019 Amendment Date in the form of the award of shares of restricted stock, with the number of shares issued being determined based upon the market price of the Company’s common stock on the 2019 Amendment Date. The restricted stock awards were issued under the Company’s 2016 Equity Incentive Plan pursuant to an authorized form of restricted stock award agreement, which provides for vesting in quarterly increments over three years following the 2019 Amendment Date, subject to the participant’s continued employment with the Company. Pursuant to the terms of the 2019 Amendment, Mr. Davidson received 156,583 shares of restricted stock for unpaid cash benefits under the Long-Term Plan of $1.1 million. Inasmuch as the shares of restricted stock issued to Mr. Davidson in connection with the 2019 Amendment related to unpaid cash benefits already earned by him in prior years under the Long-Term Plan, the above “Summary Compensation Table” does not reflect any compensation associated with the 2019 Amendment. The terms of the 2019 Amendment do not apply to cash or other benefits earned by participants under the Long-Term Plan with respect to the performance period for the year ended December 31, 2019 or any later year.

In 2019 and 2018, Mr. Davidson also received certain gross-up payments for taxes payable in connection with restricted stock grants made to him; however, the Compensation Committee has since determined as a general policy not to make gross-up payments for income and employment taxes in the future, with respect to either past or future compensatory awards.

Outstanding Equity Awards at December 31, 2019
The following table provides information concerning outstanding equity awards to our named executive officers that remained subject to vesting at December 31, 2019.

Name	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested(2)
Chris T. Sharng	341,343	$1,836,425
Timothy S. Davidson	133,020	$715,648
_______________________

(1)
Shares of restricted stock granted to the named executive officers vest on a quarterly basis over the three-year period following the date of grant (extending from March 15, 2019 to December 15, 2020) and are subject to forfeiture in the event of the executive’s termination of service to the Company under specified circumstances.

(2)
Amounts in this column are determined by multiplying the number of unvested shares of restricted stock by the closing price per share of the Company’s common stock on December 31, 2019, as reported on the NASDAQ Capital Market.

Severance and Post-Termination Payment Arrangements

A primary feature of the Company’s employment agreements with its named executive officers provides compensation to the named executive officer in the event of the termination of the executive’s employment under certain circumstances. The employment agreements provide that if the executive’s employment with the Company is terminated voluntarily by him for “good reason,” or is terminated by the Company without “cause,” other than in connection with a “change of control,” then the executive will be entitled to the continuation of the payment of his salary, plus health and medical insurance coverage, for a period of up to one year following the termination date, or until the earlier date upon which he becomes engaged in any “competitive activity” (as defined in a separate non-competition agreement) or otherwise breaches the terms and conditions of such agreement. These severance provisions are intended to compensate the executive until he is able to secure another source of income. In the event the executive’s employment with the Company is terminated by the Company, or its successor in a change of control transaction, without “cause” during the period commencing on the date that is 30 days prior to a change of control through and including a date that is 18 months following the change of control, he is entitled to a payment equal to two years of his salary (plus health and medical insurance coverage costs). This payment is due in a lump sum 30 days after the termination date. These change of control features in the employment agreements are referred to as “double trigger” severance arrangements. This means that no severance compensation will become payable to a named executive officer only because of the occurrence of a change of control of the Company. Instead change of control severance compensation will only be payable if, within 30 days prior to a change of control through and including a date that is 18 months following the change of control, there is also a termination of the executive’s employment without “cause.” These change of control severance provisions are intended to (i) preserve morale and productivity and encourage retention of the executive in the face of the disruptive impact that a change of control of the Company is likely to have, and (ii) encourage the executive to remain focused on the business and interests of the Company’s stockholders when considering strategic alternatives that may be beneficial to those stockholders.

The named executive officers also participate in the Annual Plan and Long-Term Plan in some years (collectively, the “Incentive Plans”). Under the terms of the Incentive Plans, if a participant separates from service for any reason other than on account of a “Qualifying Termination Event,” any award granted to the participant that remains undistributed shall be immediately and irrevocably forfeited in full. A “Qualifying Termination Event” is defined under the Incentive Plans to include a participant’s separation from service from the Company on account of death, due to disability, involuntarily for a reason other than for cause, voluntarily for good reason, due to retirement, or upon a change in control termination. If a participant experiences a separation from service with the Company due to a Qualifying Termination Event and the performance goals relating to an award for a prior performance period have been satisfied but the proceeds of such award remained undistributed, then the Company must pay such undistributed proceeds to the participant in a single lump sum, net of applicable withholding and other taxes, within two and one-half months following the participant’s separation from service and as soon as administratively practicable. These provisions in the Incentive Plans are designed to provide the named executive officers and other participants in such plans with a greater degree of certainty that if the performance goals under an Incentive Plan are achieved, then the participants will ultimately receive the entire amount of incentive compensation earned under the Incentive Plan notwithstanding the occurrence of largely unforeseeable events over which the participants may have little or no control. Finally, the Incentive Plans also provide that if, in connection with a change in control, an excise tax under Section 4999 of the Internal Revenue Code would be imposed upon a participant in connection with an award under an Incentive Plan, then the Company shall pay to the participant an additional amount (the “Excise Gross-Up Payment”) such that the net amount retained by the participant, after deduction of any excise tax and any federal, state or local income tax and any excise tax upon the Excise Gross-Up Payment, shall be equal to the amount that would have been distributable under the Incentive Plan as described above but for the application of Section 4999 of the Internal Revenue Code.

The named executives officers currently hold shares of restricted stock issued pursuant to, and may in the future receive additional equity awards granted under, the Company 2016 Equity Incentive Plan (the “Equity Plan”). The related restricted stock agreements to which the named executive officers are parties provide that if any such officer’s employment with the Company (or provision of services as a non-employee director) terminates, then any unvested shares of restricted stock shall be forefeited. Notwithstanding the foregoing, such restricted stock agreements provide for the acceleration of vesting of the restricted stock in the event of the executive’s death or disability, or in the event the Company experiences a change in control. In such event, the Compensation Committee, in its sole discretion, may elect to pay the named executive officer tax gross-up payments designed to cover all income and employment taxes associated with the vesting of the restricted stock.

Director Compensation

The following table shows the compensation earned by each non-employee member of the Company’s Board of Directors for 2019:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
George K. Broady	$100,000	$—	$—	$100,000
Yiu T. Chan	102,500	—	—	102,500
Kin Y. Chung	102,500	—	—	102,500
Randall A. Mason	150,500	—	—	150,500
_______________________

During 2019 each non-employee member of our Board of Directors earned a cash retainer of $8,333 per month, plus the reimbursement of their respective out-of-pocket expenses incurred in connection with the performance of their duties as directors. Mr. Mason earned an additional retainer of $4,000 per month as Chairman of the Board of Directors in 2019. Each of Messrs. Mason, Chan and Chung earned an additional cash fee of $2,500 for their service in 2019 on a special committee of the Board of Directors.

ITEM ONE

ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors shall not be less than three nor more than eleven, with the exact number fixed from time to time by action of the stockholders or of the Board of Directors.

The Company’s Board of Directors presently consists of five directors whose terms expire at the annual meeting of stockholders. The Nominating Committee recommended, and the Board of Directors has nominated, the five directors identified below.

Biographical summaries of the five persons who have been nominated to stand for election at the annual meeting are provided below for your information. The Board of Directors recommends that these persons be elected at the annual meeting to serve until the next annual meeting of stockholders. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the annual meeting. Stockholders may withhold authority from voting for one or more nominees by marking the appropriate boxes on the enclosed proxy card.

Biographical Summaries of Nominees for the Board of Directors

George K. Broady. Mr. Broady, age 81, has served as a director of the Company since October 2008. He has been involved in business for more than 40 years, and he is currently active in the direct selling industry and is the principal owner of several privately held companies in the fields of telecommunications and enterprise software. He currently serves as Chairman of the Board of SoloProtect US, LLC, a provider of lone worker safety solutions, and previously served as Chief Executive Officer of that company from 2013 to 2014. He also serves as Chairman of the Board of Management Controls, Inc., a software technology company that delivers contractor management solutions. He previously served as Chairman of the Board of Kings III of America, an emergency communications company, from 2014 until the sale of that company in 2017, and served as Chief Executive Officer of that company prior to 2014. He founded Network Security Corporation, Interactive Technologies Inc. and Ultrak Inc., and brought each of them public on The NASDAQ Stock Market. He was chairman of all three organizations and CEO of both Network Security and Ultrak. All three companies were involved in electronic security, including CCTV and access control. Earlier in his career, Mr. Broady was an investment analyst with both a private investment firm, Campbell Henderson & Co., and with the First National Bank in Dallas. Mr. Broady served twice in the U.S. Army and holds a Bachelor of Science degree from Iowa State University.

Mr. Broady is an experienced investor and businessman who also brings welcomed insight into management, operations, and finances. As a long-time investor in the Company, and incumbent director, Mr. Broady has a deep understanding of the business of the Company and its industry. He is owner of Broady Health Sciences, a leader in dietary supplements invigorating the production of Ca2+ATPase, an enzyme found in every cell of the body, and Soothe, a formula that helps to restore and repair dry skin.

Yiu T. Chan. Mr. Chan, age 53, has been a director of the Company since December 2015. Mr. Chan has since July 2016 served as the Corporate Secretary for Shen You Holdings Ltd. (SEHK: 8377) and effective February 2020 Mr. Chan was also appointed an Executive Director of Shen You Holdings Ltd. Shen You Holdings Ltd. is an investment holding company. Mr. Chan served as a self-employed business and tax advisor from December 2015 to February 2020. Mr. Chan served as a Partner in Grant Thornton’s Tax and Business Advisory group in Guangzhou, China from October 2012 to October 2015, and from 2002 to 2011 served in several senior positions with both Ernst & Young (including Tax Director and Partner from June 2006 to December 2011) and PricewaterhouseCoopers, also located in Guangzhou, China. Mr. Chan served as Director of Investment and Planning from July to September 2012 for Blue Ocean Corporation Limited, which provides business and tax advisory services to foreign companies investing in China and Chinese companies investing overseas.

Mr. Chan has extensive experience in advising companies operating in China, helping to navigate complicated tax and business compliance matters. Mr. Chan holds a bachelor degree in accounting from City University of Hong Kong and is a member of both the Hong Kong Institute of Certified Public Accountants and Association of Chartered Certified Accountants.

Kin Y. Chung. Mr. Chung, age 80, has been a director of the Company since February 2015. Mr. Chung founded Bioherb Technology Company, Ltd. in 1988 and served as President of that company from the date of its founding through 2013, at which time he retired. Bioherb Technology Company, Ltd. was a private Hong Kong company that served as an importing company for food and food manufacturing products. Mr. Chung was also a consultant with Blue Ocean Corporation Limited, which provided business consulting services to the Company from June 2009 through June 2010. Mr. Chung has directly provided business consulting services to the Company since July 2010, but ceased doing so prior to his election to the Company’s Board of Directors.

Mr. Chung has been a life-long entrepreneur and businessperson, active in Greater China, by far our most important market. He is extensively experienced in business practices, culture and protocol, particularly those of Hong Kong and China. Mr. Chung also is an expert in importing and exporting consumer products for our core markets.

Randall A. Mason. Mr. Mason, age 61, has been a director of the Company since May 2003 and has served as Chairman of the Board of Directors since March 2006. Mr. Mason founded and has served as President and Chief Executive Officer of Marden Rehabilitation Associates, Inc. since 1989. Marden Rehabilitation Associates, Inc. is a private, Eastern U.S. ancillary provider of rehabilitative therapy services and home healthcare. Mr. Mason has a bachelor degree in chemical engineering from the University of Pittsburgh.

Mr. Mason is an experienced businessman with valued insight into management, operations, finances and governance issues. As a long-time member of the Company’s Board of Directors, Mr. Mason understands the business of the Company and its potential risks and opportunities.

Chris T. Sharng. The biographical information for Mr. Sharng, the Company’s President, is set forth above under the caption “Executive Officers.” As the Company’s President since 2007, and as the Chief Financial Officer prior to that, Mr. Sharng has developed a deep understanding of our business globally. His leadership has been integral to our success in recent years.

The Board of Directors recommends that stockholders vote “FOR” each of the persons nominated by the Board of Directors. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

ITEM TWO

RATIFICATION OF APPOINTMENT OF MARCUM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee has appointed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm to perform an integrated audit of its consolidated financial statements for fiscal year ending December 31, 2020 and its internal control over financial reporting as of December 31, 2020.

The Audit Committee is directly responsible for the appointment and retention of the Company’s independent registered public accounting firm. Ratification by stockholders of the appointment of Marcum is an advisory matter that is not binding on the Company because it is not required by the Company’s organizational documents or applicable law. Nevertheless, the Audit Committee has determined that requesting ratification by stockholders of its appointment of Marcum as the Company’s independent registered public accounting firm is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Marcum, but may still determine to retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Audit and Other Professional Fees

During the fiscal years ended December 31, 2019 and 2018, approximate fees billed or accrued to the Company for services provided by Marcum were as follows:

Audit Fees. Fees for the audit of our annual financial statements, including the integrated audit of internal control over financial reporting, and the reviews of our quarterly financial statements totaled $442,000 and $869,000 for 2019 and 2018, respectively.

Audit-Related Fees. No audit-related services were rendered during 2019 or 2018.

Tax Fees. No tax services were rendered during 2019 or 2018.

All Other Fees. No services other than those related to audit fees, audit-related fees or tax fees stated above were rendered during 2019 or 2018.

Pre-approval Policies and Procedures for Audit and Non-Audit Services

The policy of the Company’s Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm during the fiscal year. Before engaging an independent registered public accountant firm to render audit or non-audit services, the engagement is approved by the Company’s Audit Committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee.

Representatives of Marcum are not expected to be present at the annual meeting and therefore will not have the opportunity to make a statement or be available to respond to questions.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020. Unless marked to the contrary, proxies received from stockholders will be voted “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020.

ITEM THREE

APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION TO PROVIDE THAT DIRECTORS ARE REMOVABLE WITH OR WITHOUT CAUSE

Introduction and Reasons for Amendment

On March 17, 2020 the Board of Directors unanimously determined that it is in the best interests of the Company and its stockholders to amend Section 8 of the Company’s certificate of incorporation (the “Certificate of Incorporation”) to provide that any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of two-thirds (2/3) of the shares then entitled to vote at an election of directors. The Board of Directors approved and adopted a certificate of amendment to the Certificate of Incorporation to such effect (the “Certificate of Amendment”) in the form set forth in Appendix A to this Proxy Statement, subject to approval and adoption by the Company’s stockholders.

The Certificate of Incorporation currently provides that a director or the entire Board of Directors may be removed only for cause by the vote of the holders of two-thirds (2/3) of the shares then entitled to vote at an election of directors. Therefore, the Certificate of Incorporation does not currently permit stockholders to remove directors without cause. The right of stockholders to remove directors is governed by Section 141(k) of the Delaware General Corporation Law (“DGCL”), provided that Section 102(b)(4) of the DGCL allows for the inclusion of a provision in a company’s certificate of incorporation requiring a higher stockholder vote than the DGCL may otherwise require (e.g., the vote of the holders of two-thirds (2/3) of the outstanding shares rather than a simple majority of outstanding shares). As noted in the Company’s Current Report on Form 8-K filed on December 23, 2019 with the Securities and Exchange Commission, the Delaware Chancery Court issued an opinion in In Re VAALCO Energy, Inc. Stockholder Litigation invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Chancery Court held that, in the absence of a classified board or cumulative voting, VAALCO’s “only-for-cause” director removal provisions conflicted with Section 141(k) of the DGCL and were therefore invalid.

Because the Company has neither a classified board nor cumulative voting under its organizational documents, the VAALCO court decision effectively rendered the Company’s only-for-cause director removal provisions in its Certificate of Incorporation and bylaws invalid. As disclosed in the aforementioned Form 8-K and in light of the foregoing decision of the Chancery Court, effective December 19, 2019, the Board of Directors amended Section 3.4 of the Company’s bylaws to provide that any director may be removed, with or without cause, with the required vote of the holders of shares then entitled to vote at an election of directors. The Board of Directors also directed that the Company not attempt to enforce the director removal provision then contained in the Certificate of Incorporation to the extent not in compliance with the DGCL. At this time, the Company is seeking to amend the Certificate of Incorporation so that it will comply with the DGCL, which action requires stockholder approval under the DGCL and the Certificate of Incorporation.

Description of Amendment

The Board of Directors has declared it advisable, and the Company requests that the stockholders approve and adopt the Certificate of Amendment, in the form set forth in Appendix A to this proxy statement, which amends Section 8 of the Certificate of Incorporation by removing the clause that permits removal of any director or the entire Board of Directors only for cause, and replacing it with a clause that permits removal with or without cause, so that Section 8 will read in its entirety as follows:

“Section 8    Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of two-thirds (2/3) of the securities of the Corporation then entitled to vote at an election of directors voting together as a single class.”

The foregoing description is qualified in its entirety by the Certificate of Amendment attached as Appendix A hereto.

Effects of Stockholder Approval of Proposed Amendment

If the proposed amendment of the Certificate of Incorporation is approved and adopted, the Company’s stockholders will have the right to remove any and all of the directors, with or without cause, by the affirmative vote of the holders of two-thirds (2/3) of the shares entitled to vote at an election of directors. If the proposed amendment is not approved by the Company’s stockholders, as referenced above, the Board of Directors has directed that the Company not enforce the current director removal provision found in the Certificate of Incorporation, which has been invalidated by the VAALCO decision.

The Board of Directors recommends A Vote “FOR” the approval and adoption of the amendment to the Certificate of Incorporation to provide that Directors are removable with or without cause. Unless marked to the contrary, proxies received from stockholders will be voted “FOR” the approval and adoption of the amendment to the Certificate of Incorporation to provide that Directors are removable with or without cause.

OTHER MATTERS

At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the annual meeting. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2021 Annual Meeting of Stockholders

Under Securities and Exchange Commission rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for our 2021 annual meeting of stockholders, our Corporate Secretary must receive the proposal at our principal executive offices by December 3, 2020. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Under our Bylaws, stockholders must follow certain procedures and meet various requirements to nominate a person for election as a director or to introduce an item of business at our annual meeting. Under these procedures and requirements, stockholders must submit the proposed nominee or item of business by delivering a notice addressed to our Corporate Secretary at our principal executive offices. We must receive notice as follows:

•
Normally we must receive notice of a stockholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the previous year's annual meeting of stockholders. Accordingly, a stockholder who intends to submit a nomination or proposal for our 2021 annual meeting must do so no later than February 13, 2021.

•
However, if we hold our 2021 annual meeting on a date that is more than 30 days before, or more than 70 days after, the anniversary date of our 2020 annual meeting of stockholders, we must receive the notice no later than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made.

•
A stockholder's submission must include certain specified information concerning the nominee or proposal, as the case may be, as well as information as to the stockholder's ownership of our common stock. Nominations or proposals not meeting these requirements will not be considered at our 2021 annual meeting.

•
If a stockholder does not comply with the requirements of this advance notice provision, the proxies may exercise discretionary voting authority under proxies it solicits to vote in accordance with their best judgment on any such nomination or proposal submitted by a stockholder, if presented at the meeting.

To make any submission or to obtain additional information as to the proper form and content of submissions, stockholders should contact our Corporate Secretary, Timothy S. Davidson, in writing at Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong.

HOUSEHOLDING INFORMATION

Unless the Company has received contrary instructions, the Company may send a single copy of its proxy materials (including the Notice of Annual Meeting, Annual Report on Form 10-K, this proxy statement and the proxy card) or Notice of Internet Availability to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. However, if stockholders prefer to receive multiple sets of proxy materials or Notices of Internet Availability at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s proxy materials or Notice of Internet Availability, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its offices at Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong, Attention: Timothy S. Davidson, or by telephone at +852-3107-0800, to inform the Company of its request. If a broker, bank or other agent holds the shares, the stockholder should contact the broker, bank or other agent directly.

By Order Of The Board Of Directors, /s/ Timothy S. Davidson

April 2, 2020	Timothy S. Davidson Chief Financial Officer, Senior Vice President and Corporate Secretary

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NATURAL HEALTH TRENDS CORP.

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law (“DGCL”), Natural Health Trends Corp., a Delaware corporation (the “Corporation”), hereby certifies as follows:

ARTICLE I

The name of the Corporation is Natural Health Trends Corp.

ARTICLE II

Section 8 of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“Section 8. Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of two-thirds (2/3) of the securities of the Corporation then entitled to vote at an election of directors voting together as a single class.”

ARTICLE III

Said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND THIS THE _____ DAY OF _______________, 2020.

NATURAL HEALTH TRENDS CORP.

By:	________________________________
Timothy S. Davidson
Senior Vice President
and Chief Financial Officer

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E93137-P35564

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NATURAL HEALTH TRENDS CORP.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) George K. Broady
02) Yiu T. Chan
03) Kin Y. Chung
04) Randall A. Mason
05) Chris T. Sharng

	For	Against	Abstain
2. To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐
3. To approve and adopt the amendment to the Company's certificate of incorporation to provide that directors are removable with or without cause.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E93138-P35564

PROXY
This proxy is solicited by the Board of Directors of Natural Health Trends Corp.

The undersigned hereby appoints Chris T. Sharng and Timothy S. Davidson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Natural Health Trends Corp. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 14, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on reverse side.)